UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2020

VIVI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56009	81-3401645
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Yamato Road, Suite 101, Boca Raton, Florida 33431

(Address of principal executive offices (zip code))

(561) 717-4138

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 1, 2020, Lucas Sodré resigned as a member of the Board of Directors (the “Board”) of Vivi Holdings, Inc. (the “Company”). Mr. Sodré’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On that same day, the Board appointed Maria Fernanda Rohden to the Board as a Class 1 Director, effective immediately, to fill the vacancy left by Mr. Sodre’s resignation and to serve until her successor is duly elected and qualified, or until her earlier death, resignation or removal. There are no arrangements or understandings between Ms. Rohden and any other persons with respect to her appointment as a director. Upon her appointment, the Company granted Ms. Rohden 100,000 shares of restricted common stock.

Ms. Rohden is the wife of Eugenio Santos, our principal stockholder, founder and former CEO. On October 8, 2018, we issued 10,000 shares of our Series B preferred stock to Mr. Santos, which were valued at $77,893,314. In addition, on July 26, 2018, we issued 2,150,000 shares of our common stock, which were valued at $16,125,000, to MasterCom Group Holding USA, Inc., a company controlled by Mr. Eugenio Santos.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2020	VIVI HOLDINGS, INC.

By: /s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer

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